                                                                    Exhibit 23.1

                       Consent of Independent Accountants

  We hereby consent to the incorporation by reference in the Prospectuses constituting part of the Registration Statements on Form S-3 (Nos. 2-98344, 33-13062, 33-15230, 33-15266, 33-20950, 33-36164, 33-4031, 33-40485, 33-42367,
33-45228, 33-45266, 33-47105, 33-49965, 33-53306, 33-55295, 33-57104, 33-58144,
33-60262, 33-64261, 33-67742, 33-68724, 33-7299, 333-14959, 333-14959-01,
333-14959-02, 333-14959-03, 333-16773, 333-19719, 333-22437, 333-37567,
333-37567-01, 333-37567-02 and 333-37567-03) and in the Registration Statements
on Form S-8 (Nos. 33-01776, 33-13457, 33-14997, 33-19852, 33-26523, 33-40272,
33-40675, 33-45017, 33-45018, 33-49909, 33-49911, 33-49913, 33-54547, 33-62453,
33-63833, 333-02073, 333-07941, 333-15281 and 333-22451) of The Chase Manhattan
Corporation or affiliates of our report dated January 20, 1998 appearing on page 45 of this Form 10-K.



                                        PRICE WATERHOUSE LLP


                                        New York, New York
                                        March 27, 1998